UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                                     of the
                         SECURITIES EXCHANGE ACT OF 1934

 Date of Report (Date of earliest event reported): March 13, 2007

                     CHINA BIOPHARMACEUTICALS HOLDINGS, INC.
                         ------------------------------
             (Exact name of registrant as specified in its charter)


       Delaware                     814-00063                    13-2949462
       --------                     ---------                    ----------
(State or other jurisdiction   Commission File Number)         (IRS Employer
      of incorporation)                                      Identification No.)

                           Suite 602, China Life Tower
                        16 Chaowai Street, Chaoyang Dist.
                              Beijing, China 100020
                           --------------------------
                    (Address of principal executive offices)

                                 86-10-85251616
                      -------------------------------------
              (Registrant's telephone number, including area code)

                      Suite 1612, Building A, Jinshan Tower
                               No. 8, Shanxi Road
                              Nanjing, China 210009
       -------------------------------------------------------------------
          (former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02: DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
           APPOINTMENT OF PRINCIPAL OFFICERS.

On March 13, 2007, the board of directors of the Company accepted the resignation of Eric Wei, a board member of the Company and a managing partner of RimAsia Capital Partners, LP.

On March 15, 2007, the board of directors of the Company elected Mr. Shi Minsheng as a director on the board. Mr. Shi, age 55, has been serving as chairman of the board of directors of the Company's subsidiary, Suzhou Erye Pharmaceutical Limited Company ("Erye"), since 2003. Before that, Mr. Shi served for five years as the factory director of Suzhou No.2 Pharmaceutical Limited Company, the predecessor company of Erye. Mr. Shi has a bachelor degree in administrative management from the Chinese Administrative Management University. As a veteran in the Chinese pharmaceuticals industry, Mr. Shi is expected to contribute to the industry knowledge of the board in terms of operational management, strategic growth and future acquisitions.


ITEM 4.02: NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A
           RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW.

On March 15, 2007, due to the legal action process as described in Item 8.01 herein, the management of the Company believes that there maybe adjustments and additional disclosures that will be required to be made to the Company's quarterly reports on Form 10QSB and that it is the Company's responsibility to inform the public not to rely on the financial statements contained in the Company's quarterly reports on Form 10QSB for the interim periods ended June 30, 2006 and September 30, 2006, which included the financial position and operations of Shenyang Enshi Pharmaceutical Co., Ltd (Enshi), and are subject to amendments. Pending the results of investigation and legal actions, the Company will provide further updates in its future filings.

The management of the Company has discussed with the Company's auditor, Moore Stephens Wurth Frazer and Torbet, LLP such non-reliance and amendments of the aforementioned financial statements.

The Company expects to file its Form 10KSB on time.


Item 8.01: OTHER EVENTS

The Company has commenced action to freeze up to $10 million assets of Mr. Li Xiaobo, the former shareholder and management of Enshi, for breach of representations and warranties as contained in the acquisition agreements. The Company has replaced the top management team at Enshi and certain employees involved in the Enshi acquisition, post the acquisition, and expects Enshi to continue to make contribution to the overall operation of the Company. The Company has decided not to pay the remaining consideration of approximately $600,000 for the purchase of Enshi and to offset certain other payments. Additionally, the Company reserves the right to seek further damages from the former shareholder.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                China Biopharmaceuticals Holdings, Inc.


                                By:  /s/ Chris Peng Mao
                                -----------------------------
                                Name: Chris Peng Mao
                                Title: Chief Executive Officer

Dated:  March 19, 2007